Exhibit 10.5

PROMISSORY NOTE

Principal $2,712,200.00	Loan Date 04-22-2020	Maturity 04-22-2022	Loan No 33000540807	Call / Coll	Account	Officer	Initials
References in the boxes above are for Lender's use only and do not limit the applicability of this document to any particular loan or item.
Any item above containing "***" has been omitted due to text length limitations.

Borrower:	LEGENDARY ASSETS & OPERATIONS LLC 6275 LANIER ISLAND PLWY BUFORD, GA 30518	Lender:	HANCOCK WHITNEY BANK MID MKT - SO AL 127 DAUPHIN STREET MOBILE, AL 36602

Principal Amount:	$2,712,200.00	Date of Note:	April 22, 2020

PROMISE TO PAY. LEGENDARY ASSETS & OPERATIONS LLC ("Borrower") promises to pay to HANCOCK WHITNEY BANK ("Lender"), or order, in lawful money of the United States of America, the principal amount of Two Million Seven Hundred Twelve Thousand Two Hundred & 00/100 Dollars ($2,712,200.00), together with interest on the unpaid principal balance from April 22, 2020, calculated as described in the "INTEREST CALCULATION METHOD" paragraph using an interest rate of 1.000% per annum based on a year of 360 days, until paid in full. The interest rate may change under the terms and conditions of the "INTEREST AFTER DEFAULT" section.

PAYMENT. Borrower will pay this loan in 17 payments of $152,661.72 each payment and an irregular last payment estimated at $152,661.82. Borrower's first payment is due November 22, 2020, and all subsequent payments are due on the same day of each month after that. Borrower's final payment will be due on April 22, 2022, and will be for all principal and all accrued interest not yet paid. Payments include principal and interest. Unless otherwise agreed or required by applicable law, payments will be applied first to any accrued unpaid interest; then to principal; and then to any unpaid collection costs. Borrower will pay Lender at Lender's address shown above or at such other place as Lender may designate in writing.

DEFERRAL PERIOD. Borrower will not be required to make loan payments for the first six months of the Note (the “Deferral Period”). During the Deferral Period the outstanding principal balance will accrue interest as stated herein.

INTEREST CALCULATION METHOD. Interest on this Note is computed on a 365/360 basis; that is, by applying the ratio of the interest rate over a year of 360 days, multiplied by the outstanding principal balance, multiplied by the actual number of days the principal balance is outstanding. All interest payable under this Note is computed using this method. This calculation method results in a higher effective interest rate than the numeric interest rate stated in this Note.

PREPAYMENT. Borrower may pay without penalty all or a portion of the amount owed earlier than it is due. Early payments will not, unless agreed to by Lender in writing, relieve Borrower of Borrower's obligation to continue to make payments under the payment schedule. Rather, early payments will reduce the principal balance due and may result in Borrower's making fewer payments. Borrower agrees not to send Lender payments marked "paid in full", "without recourse", or similar language. If Borrower sends such a payment, Lender may accept it without losing any of Lender's rights under this Note, and Borrower will remain obligated to pay any further amount owed to Lender. All written communications concerning disputed amounts, including any check or other payment instrument that indicates that the payment constitutes "payment in full" of the amount owed or that is tendered with other conditions or limitations or as full satisfaction of a disputed amount must be mailed or delivered to: HANCOCK WHITNEY BANK, LENDING SERVICES, P. O. BOX 211269 MONTGOMERY, AL 36121.

INTEREST AFTER DEFAULT. Upon default, including failure to pay upon final maturity, the total sum due under this Note will continue to accrue interest at the interest rate under this Note.

DEFAULT. Each of the following shall constitute an event of default ("Event of Default") under this Note:

Payment Default. Borrower fails to make any payment when due under this Note.

Other Defaults. Borrower fails to comply with or to perform any other term, obligation, covenant or condition contained in this Note or in any of the related documents or to comply with or to perform any term, obligation, covenant or condition contained in any other agreement between Lender and Borrower.

Default in Favor of Third Parties. Borrower or any Grantor defaults under any loan, extension of credit, security agreement, purchase or sales agreement, or any other agreement, in favor of any other creditor or person that may materially affect any of Borrower's property or Borrower's ability to repay this Note or perform Borrower's obligations under this Note or any of the related documents.

False Statements. Any warranty, representation or statement made or furnished to Lender by Borrower or on Borrower's behalf under this Note or the related documents is false or misleading in any material respect, either now or at the time made or furnished or becomes false or misleading at any time thereafter.

Death or Insolvency. The dissolution of Borrower (regardless of whether election to continue is made), any member withdraws from Borrower, or any other termination of Borrower's existence as a going business or the death of any member, the insolvency of Borrower, the appointment of a receiver for any part of Borrower's property, any assignment for the benefit of creditors, any type of creditor workout, or the commencement of any proceeding under any bankruptcy or insolvency laws by or against Borrower.

Creditor or Forfeiture Proceedings. Commencement of foreclosure or forfeiture proceedings, whether by judicial proceeding, self-help, repossession or any other method, by any creditor of Borrower or by any governmental agency against any collateral securing the loan. This includes a garnishment of any of Borrower's accounts, including deposit accounts, with Lender. However,  this Event of Default shall not apply if there is a good faith dispute by Borrower as to the validity or reasonableness of the claim which is the basis of the creditor or forfeiture proceeding and if Borrower gives Lender written notice of the creditor or forfeiture proceeding and deposits with Lender monies or a surety bond for the creditor or forfeiture proceeding, in an amount determined by Lender, in its sole discretion, as being an adequate reserve or bond for the dispute.

Events Affecting Guarantor. Any of the preceding events occurs with respect to any guarantor, endorser, surety, or accommodation party of any of the indebtedness or any guarantor, endorser, surety, or accommodation party dies or becomes incompetent, or revokes or disputes the validity of, or liability under, any guaranty of the indebtedness evidenced by this Note.

Adverse Change. A material adverse change occurs in Borrower's financial condition, or Lender believes the prospect of payment or performance of this Note is impaired.

LENDER'S RIGHTS. Upon the occurrence of any default described in the "Death or Insolvency" or "Creditor or Forfeiture Proceedings" clauses, to the extent that any such default by a guarantor relates to the matters described in the clause "Death or Insolvency" of the paragraph entitled "DEFAULT", the entire unpaid principal balance under this Note and all accrued unpaid interest shall become immediately due, without notice, declaration or other action by Lender, and then Borrower will pay that amount. Upon the occurrence of any other default described in that paragraph, Lender may declare the entire unpaid principal balance under this Note and all accrued unpaid interest immediately due, without notice, and then Borrower will pay that amount.

EXPENSES. If Lender institutes any suit or action to enforce any of the terms of this Note, Lender shall be entitled to recover such sum as the court may adjudge reasonable. Whether or not any court action is involved, and to the extent not prohibited by law, all reasonable expenses Lender incurs that in Lender's opinion are necessary at any time for the protection of its interest or the enforcement of its rights shall become a part of the loan payable on demand and shall bear interest at the Note rate from the date of the expenditure until repaid. Expenses covered by this paragraph include, without limitation, however subject to any limits under applicable law, Lender's expenses for bankruptcy proceedings (including efforts to modify or vacate any automatic stay or injunction), and appeals, to the extent permitted by applicable law. Borrower also will pay any court costs, in addition to all other sums provided by law.

GOVERNING LAW. This Note will be governed by federal law applicable to Lender and, to the extent not preempted by federal law, the laws of the State of Alabama without regard to its conflicts of law provisions. This Note has been accepted by Lender in the State of Alabama.

CHOICE OF VENUE. If there is a lawsuit, Borrower agrees upon Lender's request to submit to the jurisdiction of the courts of MOBILE County, State of Alabama.

FINANCIAL STATEMENTS AND INFORMATION. Borrower agrees to provide to the Lender upon request both true and correct current financial statements and tax returns in form and substance satisfactory to the Lender. The financial statements shall include, among other things, detailed information regarding (i) any entities, such as corporations, partnerships, or limited liability companies of which the Borrower is the majority owner and (ii) any entities of which the Borrower is not the majority owner, but for which Borrower is directly or contingently liable on debts or obligations of any kind incurred by those entities. All financial statements or records submitted to Lender via electronic means, including, without limitation by facsimile, open internet communications or other telephonic or electronic methods, including, without limitation, documents in Tagged Image Format Files (“TIFF”) or Portable Document Format (“PDF”) shall be treated as originals, fully binding and with full legal force and effect and the parties waive any rights they may have to object to such treatment. The Lender may rely on all such records in good faith as complete and accurate records produced or maintained by or on behalf of the party submitting such records.

Loan No: 33000540807	PROMISSORY NOTE (Continued)	Page 2

NO NOVATION IF EARLIER NOTE CANCELLED. If an earlier note of any Borrower is cancelled at the time of execution hereof, then this Note constitutes an extension, but not a novation, of the amount of the continuing indebtedness, and Borrower agrees that all security rights held by Lender under the earlier note shall continue in full force and effect.

ADDITIONAL DEFAULTS AND ACCELERATION. In addition to the Events of Default set forth above, Lender shall have the right, at its sole option, to insist upon immediate payment (to accelerate the maturity) of this Note should any type of lien, judgment, levy, seizure, garnishment, tax lien, or court order occur affecting any assets of Borrower.

SBA LOAN. When SBA is the holder, this Note will be interpreted and enforced under federal law, including SBA regulations. Lender or SBA may use state or local procedures for filing papers, recording documents, giving notice, foreclosing liens, and other purposes. By using such procedures, SBA does not waive any federal immunity from state or local control, penalty, tax, or liability. As to this Note, Borrower may not   claim or assert against SBA any local or state law to deny any obligation, defeat any claim of SBA, or preempt federal law.

PAYCHECK PROTECTION PROGRAM. Borrower acknowledges that funds are advanced under this Note subject to the provisions of the Paycheck Protection Program, as enacted as part of the Coronavirus Aid, Relief, and Economic Security Act (together with its implementing regulations and guidance and as amended from time to time, the “CARES Act”). The Paycheck Protection Program is administered by the U.S. Small Business Administration (“SBA”).

If any provision of this Note is inconsistent with or prohibited by the terms of the Paycheck Protection Program as enacted by the CARES Act, then such provision shall be deemed null and void and stricken from this Note as if it had never existed and the remainder of the Note shall remain in full force and effect.

LOAN FORGIVENESS. Borrower shall be eligible to apply to Lender for loan forgiveness of the full amount or a portion of the principal amount of this Note, in accordance with the terms of the CARES Act, beginning no earlier than either eight (8) weeks after the date of this Note and ending sixty (60) days prior to the maturity date of the Note. The maximum amount that may be eligible for forgiveness will be based on the amount of payroll costs, mortgage interest, rent expenses, and utilities expenses paid by Borrower during the eight (8) weeks period starting following the date of this Note. The actual amount that will be forgiven may be subject to a cap on the amount of non-payroll expenses that will be deemed eligible for forgiveness by the United States Treasury Department (“USTD”) and the SBA. The actual amount forgiven may also be further reduced based on reductions in head count during the period between February 25, 2020 and April 26, 2020 and/or any reductions in salary of any employees by more than 25% of their prior year compensation, provided, however, that the Borrower will have until June 30, 2020 to restore employment and salary levels to pre February 25th levels. The precise dates for measurements of salary and payroll levels and the actual parameters that will be applied for reductions in the amount that may be forgiven are all subject to further guidance from the USTD and the SBA.

BORROWER UNDERSTANDS AND AGREES THAT BORROWER WILL REMAIN LIABLE FOR THE PAYMENT IN FULL OF ANY AND ALL AMOUNTS OF PRINCIPAL AND INTEREST THAT ARE DEEMED NOT FORGIVABLE UNDER THE TERMS OF THE CARES ACT IN LENDER’S REASONABLE AND SOLE DISCRETION. ALL UNFORGIVEN AMOUNTS OF PRINCIPAL AND INTEREST REMAINING OUTSTANDING OR ACCRUING AFTER LENDER HAS MADE A DETERMINATION AS TO THE AMOUNT THAT CAN BE FORGIVEN UNDER THIS NOTE, SHALL BE DUE AND PAYABLE TO LENDER IN ACCORDANCE WITH THE TERMS OF THIS NOTE.

DOCUMENTATION TO SUPPORT REQUEST FOR LOAN FORGIVENESS. In order to be eligible for loan forgiveness, Borrower shall be required to submit to Lender such information as Lender may request in accordance with the requirements for loan forgiveness set forth in the CARES Act, including, without limitation:

- Quarterly IRS Forms 940,941, or 944 for 3/31/2019 to 6/30/2019 and 3/31/2020 to 6/30/2020; and
- Documentation in the form of cancelled checks, payment receipts, and bank statements showing payment of the mortgage interest, rent payments and utilities during the period from 2/15/2020 to 6/30/2020

LOAN FORGIVENESS CERTIFICATION. Borrower shall further be required to sign a certification, in a form to be provided by Lender, which states that the documents submitted to Lender are true and accurate in all material respects, that the Borrower utilized the funds to be forgiven in order to retain employees on its payroll and to make eligible mortgage interest, rent and utility payments. A decision on loan forgiveness will be made within sixty (60) days from receipt of all required documentation to support such application.

CLOSING CERTIFICATION. Borrower hereby further reaffirms and certifies (i) the accuracy of the information contained in the application submitted to Lender for this Loan and (ii) that the supporting documentation submitted to Lender in connection with Borrower’s application is complete, true and accurate.

Notwithstanding any provisions of this Note, Borrower will not be required to pay any attorney’s fees or legal expenses.

SUCCESSOR INTERESTS. The terms of this Note shall be binding upon Borrower, and upon Borrower's heirs, personal representatives, successors and assigns, and shall inure to the benefit of Lender and its successors and assigns.

GENERAL PROVISIONS. If any part of this Note cannot be enforced, this fact will not affect the rest of the Note. Lender may delay or forgo enforcing any of its rights or remedies under this Note without losing them. Borrower and any other person who signs, guarantees or endorses this Note, to the extent allowed by law, waive presentment, demand for payment, and notice of dishonor. Upon any change in the terms of this Note, and unless otherwise expressly stated in writing, no party who signs this Note, whether as maker, guarantor, accommodation maker or endorser, shall be released from liability. All such parties agree that Lender may renew or extend (repeatedly and for any length of time) this loan or release any party or guarantor or collateral; or impair, fail to realize upon or perfect Lender's security interest in the collateral; and take any other action deemed necessary by Lender without the consent of or notice to anyone. All such parties also agree that Lender may modify this loan without the consent of or notice to anyone other than the party with whom the modification is made. The obligations under this Note are joint and several.

PRIOR TO SIGNING THIS NOTE, BORROWER READ AND UNDERSTOOD ALL THE PROVISIONS OF THIS NOTE. BORROWER AGREES TO THE TERMS OF THE NOTE.

BORROWER ACKNOWLEDGES RECEIPT OF A COMPLETED COPY OF THIS PROMISSORY NOTE.

THIS NOTE IS GIVEN UNDER SEAL AND IT IS INTENDED THAT THIS NOTE IS AND SHALL CONSTITUTE AND HAVE THE EFFECT OF A SEALED INSTRUMENT ACCORDING TO LAW.

BORROWER:

LEGENDARY ASSETS & OPERATIONS LLC

By:	/s/ Jack Ezzell	(Seal)
AUTHORIZED SIGNER

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